                                 SALES AGREEMENT


         THIS SALES AGREEMENT dated as of October 1, 2003 (the "Effective Date") (this "Agreement"), is entered into between Vascular Sciences Corporation, a Delaware corporation ("VSC"), having a place of business at 612 Florida Avenue, Palm Harbor, Florida 34683, and RheoGenX Biosciences Corporation ("RheoGenX"), having a place of business at 4522 Cheval Blvd., Lutz, FL 33558.

                              W I T N E S S E T H :

         WHEREAS, RheoGenX desires to solicit orders from third parties for VSC's system (the "VSC System"), comprising proprietary hollow fiber blood filters and related extracorporeal equipment.

         WHEREAS, VSC desires to grant RheoGenX certain rights to market and sell the Products for use in the Exclusive Field and the Non-Exclusive Field in the Territory (each as defined below) in accordance with the terms of this Agreement.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants set forth below, the parties hereby agree as follows:

                                   ARTICLE 1

                                   DEFINITIONS

         For purposes of this Agreement, the terms defined in this Article 1 ("Definitions") shall have the respective meanings set forth below:

         1.1 "Confidential Information" shall mean, with respect to a party, all information of any kind whatsoever, and all tangible and intangible embodiments thereof of any kind whatsoever, which is disclosed by such party to the other party and is marked, identified as or otherwise acknowledged to be confidential at the time of disclosure to the other party. Notwithstanding the foregoing, Confidential Information of a party shall not include information which the other party can establish by written documentation (a) to have been publicly known prior to disclosure of such information by the disclosing party to the other party, (b) to have become publicly known, without fault on the part of the other party, subsequent to disclosure of such information by the disclosing party to the other party, (c) to have been received by the other party at any time from a source, other than the disclosing party, rightfully having possession of and the right to disclose such information, (d) to have been otherwise known by the other party prior to disclosure of such information by the disclosing party to the other party, or (e) to have been independently developed by employees or agents of the other party without access to or use of such information disclosed by the disclosing party to the other party.

         1.2 "Exclusive Field" shall mean the Field excluding the Non-Exclusive Field.

         1.3 "Field" shall mean the evaluation, diagnosis, monitoring and treatment of non-ophthalmic diseases, states or conditions in humans, subject to modification by the parties upon their mutual agreement in writing.

         1.4 "Non-Exclusive Field" shall mean the evaluation, diagnosis, monitoring and treatment of general wellness and sudden deafness diseases, states or conditions in humans, subject to modification by the parties upon their mutual agreement in writing.

         1.5 "Person" shall mean an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

         1.6 "Products" shall mean, collectively, the products listed on Exhibit A ("The Products") hereto, subject to modification by the parties as set forth in Section 3.3 ("Further Rights").

         1.7 "Regulatory Approval" shall mean, with respect to a country in the Territory, all applicable registrations, licenses and approvals from the governing health authorities of such country necessary to sell and use the VSC System (and the components thereof) in the Field in such country.

         1.8 "Territory" shall mean the countries set forth on Exhibit A ("The Products") hereto, subject to modification by the parties as set forth in
Section 3.3 ("Further Rights"). Israel is and shall be excluded from the Territory.

         1.9 "Third Party" shall mean any Person other than VSC, RheoGenX and their respective affiliates.

         1.10 "Transfer Price" shall mean, with respect to each Product, the fully-burdened cost to VSC (including, without limitation, any applicable license fees, services fees and royalties required to be paid and all taxes, freight, transportation, insurance and other similar charges) to manufacture or have manufactured and deliver or have delivered each such unit of the Products in accordance with the terms of this Agreement, as determined in accordance with United States Generally Accepted Accounting Principles (GAAP), consistently applied.

                                   ARTICLE 2

                         REPRESENTATIONS AND WARRANTIES

         2.1 Existence. Each party hereby represents and warrants to the other party that such party is duly organized, validly existing and in good standing under the laws of the state in which it is organized.

         2.2 Authorization and Enforcement of Obligations. Each party hereby represents and warrants to the other party that such party (a) has the power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder, and (b) has taken all necessary action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder. This Agreement has been duly executed and delivered on behalf of such party, and constitutes a legal, valid, binding obligation, enforceable against such party in accordance with its terms.

                                   ARTICLE 3

                       APPOINTMENT OF SALES REPRESENTATIVE

         3.1 Acknowledgement. The parties hereto acknowledge that VSC does not, as at the Effective Date, have from its suppliers the right to sell the VSC System (and all of the Products) for use in either the Exclusive Field or the Non-Exclusive Field. The appointment provided in section 3.2 hereof shall only become effective upon VSC obtaining any such rights or licences from its suppliers and only to the extent allowed by any ultimate agreements between VSC and its suppliers.

         3.2 Appointment. Subject to the terms and conditions of this Agreement, including, without limitation, section 3.1, and to the terms of the Distribution Services Agreement between VSC and Apheresis Technologies, Inc., dated May 2002, VSC hereby appoints RheoGenX as VSC's:

            (i) exclusive representative in the Territory to solicit and obtain orders for, and to sell, the Products to Third Parties or affiliates of RheoGenX (other than TLC and Diamed and their subsidiaries), solely for use by such Third Parties or affiliates of RheoGenX in the Exclusive Field; and

            (ii) non-exclusive representative in the Territory to solicit and obtain orders for, and to sell, the Products to Third Parties or affiliates of RheoGenX (other than TLC and Diamed and their subsidiaries), solely for use by such Third Parties or affiliates of RheoGenX in the Non-Exclusive Field.

            RheoGenX hereby accepts such appointment and agrees to act as such representative under the terms and conditions of this Agreement. Notwithstanding anything in this Agreement to the contrary, in addition to the restrictions set out in section 3.1 hereof, RheoGenX shall not have the right to, and shall not solicit or obtain orders for or sell any Product labeled for use in an application in the Exclusive Field or the Non-Exclusive Field in any country until such time as VSC has obtained Regulatory Approval for use of such Product in such application in the Exclusive Field or the Non-Exclusive Field, as applicable, in such country.

         3.3 Further Rights. If VSC modifies or improves the VSC System to include one or more additional (or different) components, VSC will promptly notify RheoGenX, and the parties will amend this Agreement to modify the Products to add such new component(s) and to delete any component(s) that are replaced or eliminated in each case to the extent allowed by VSC's agreements with its suppliers. Notwithstanding anything in this Agreement to the contrary, in addition to the restrictions set out in section 3.1 hereof, RheoGenX shall not have the right to, and shall not solicit or obtain orders for or sell any Product labeled for use in an application in the Field in any country until such time as VSC has obtained Regulatory Approval for use of such Product in such application in the Exclusive Field or the Non-Exclusive Field, as applicable, in such country.

         3.4 Independent Contractor. RheoGenX is and at all times shall be an independent contractor in all matters related to this Agreement. The foregoing appointment does not constitute an appointment of RheoGenX as the agent or legal representative of VSC or its supplier(s) for any purpose whatsoever. RheoGenX is not granted any right or authority to assume or to create any obligation or responsibility, express or implied, on behalf of or in the name of VSC or its supplier(s) or to bind VSC or its supplier(s) in any manner whatsoever, or to accept any legal process addressed to or intended for VSC or its supplier(s).

         3.5 Limitations on Activities. Upon the appointment under section 3.2 becoming effective, RheoGenX shall not, directly or indirectly, promote, market, seek customers for, solicit or obtain orders for or sell the Products outside the Territory or for use outside the Field. RheoGenX shall not use subdistributors or other agents to distribute the Products without the prior written consent of VSC. RheoGenX will not modify, alter or in any way change the Products without VSC's prior written consent.

         3.6 Exclusivity. RheoGenX shall not, and hereby agrees that it will not, represent, market or sell any products that are similar to or competitive with the Products at any time during the term of this Agreement.

         3.7 Expenses and Costs. RheoGenX shall be solely responsible for all expenses and costs incurred in performing its duties hereunder, including, without limitation, all operating, sales and promotional expenses.

         3.8 RheoGenX's General Duties. Upon the appointment under section 3.2 becoming effective, RheoGenX shall use its best efforts to: (i) introduce, promote the sale of, solicit and obtain orders for, and sell Products to customers in the Territory in accordance with the terms of this Agreement; (ii) promote demand for Products in the Territory; (iii) provide coverage of existing and potential customers within the Territory on a regular basis consistent with good business practices; (iv) devote as much time, attention and skill as may be necessary to properly conduct such activities; (v) cooperate to the fullest extent possible in implementing all lawful sales programs, policies, directions, requests and general instructions of VSC; (vi) provide any training and technical assistance as requested by its customers or VSC with respect to Products; (vii) take any and all actions which may be helpful or advisable to conducting its activities under this Agreement and to conduct those activities in strict accordance with the terms hereof; and (viii) act in accordance with all applicable laws, rules and regulations, including without limitation, all applicable medical device reporting regulations, in performing its duties hereunder.

         3.9 RheoGenX's Specific Duties and Prohibitions. Without in any way limiting the generality of the preceding paragraph, RheoGenX agrees that upon the appointment under section 3.2 becoming effective:

             3.9.1 Sales Efforts. RheoGenX shall use commercially reasonable efforts and diligence to meet the reasonably foreseeable market demand for the Products. The business conducted by RheoGenX in connection with the marketing and sale of the Products shall at all times be conducted so as not to detract from, interfere with or adversely reflect upon the goodwill and reputation of VSC or its suppliers, its trademarks and/or trade names or those of its suppliers, or the Products.

             3.9.2 Facilities. RheoGenX shall maintain its own office space and facilities, with the entire costs of these items and activities to be borne solely by RheoGenX.

             3.9.3 Personnel. RheoGenX shall provide and maintain, at its own expense a competent and adequately trained, skilled and motivated sales organization for the sale of Products in the Territory.

         3.10 Forecasts. Following the appointment under section 3.2 becoming effective, not less than thirty (30) days prior to the first day of each calendar month during the term of this Agreement, RheoGenX shall prepare and provide VSC with a written forecast (the "Forecast") of the estimated requirements for the Products by customers of RheoGenX for each of the subsequent twelve (12) calendar months. Such Forecasts shall be calculated in good faith by RheoGenX, to the best of RheoGenX's ability. RheoGenX shall be required to purchase one hundred percent (100%) of the quantity forecasted for the first five (5) months of each such forecast.

         3.11 Orders. RheoGenX shall make all purchases of Products by submitting firm purchase orders to VSC. If RheoGenX orders, in any month, more than the amount forecasted for such month, VSC will use good faith efforts to fulfill the additional amount of Products ordered. Each such purchase order shall be in writing in a form reasonably acceptable to VSC, and shall specify the quantity of the Products ordered, the place of delivery and the requested delivery date therefor, which shall not be less than sixty (60) days after the date of such purchase order. In the event of a conflict between the terms and conditions of any purchase order and this Agreement, the terms and conditions of this Agreement shall prevail, and any additional or different terms shall be of no force or effect.

         3.12 Right to Reject Orders. VSC shall have the right to reject any order placed by RheoGenX if such order is inconsistent with the amount forecasted for the applicable time period or if RheoGenX is in breach of any of its payment obligations under this Agreement. RheoGenX's order shall be deemed accepted when it is acknowledged and accepted by VSC in writing. RheoGenX may not cancel any order after it is accepted by VSC without the written consent of VSC.

         3.13 Delivery Schedule. VSC shall make commercially reasonable efforts to deliver the Products in accordance with the delivery schedules set forth in the accepted orders. However, if anything beyond the control of VSC prevents VSC from completely filling orders accepted by VSC in accordance with this Section
3.13 ("Delivery Schedule"), RheoGenX shall accept a delayed and/or partial shipment. VSC shall notify RheoGenX promptly if VSC anticipates any potential delay.

         3.14 Delivery. All Products supplied under this Agreement shall be shipped f.o.b. the place of manufacture to such location as designated by RheoGenX. Title and risk of loss and damage to the Products purchased by RheoGenX hereunder shall pass to RheoGenX upon receipt by delivery to the applicable carrier.

         3.15 Packaging. All Products supplied under this Agreement shall be packaged in such manner as VSC reasonably determines.

         3.16 Inability to Supply. VSC shall not be liable for failure to supply Products or for the late delivery of Products if (i) VSC orders the Products (or components thereof) from its supplier(s) and such supplier(s) fail to deliver such Products (or components thereof), or (ii) VSC's supplier terminates its agreement with VSC for the supply of the Products (or components thereof). In the event of the occurrence of (i) or (ii) above, VSC will use commercially reasonable efforts to notify RheoGenX as promptly as practicable of the circumstances, will discuss with RheoGenX ways in which to remedy the circumstances, and will use commercially reasonable efforts to supply the ordered Products as promptly as practicable thereafter.

         3.17 Product Sale Agreement. RheoGenX will sell the Products to customers subject to each such customer's agreement to and execution of a written agreement which will, in form and substance, be acceptable to and approved by VSC. RheoGenX will provide the form of such agreement to VSC for written approval prior to RheoGenX's provision of such agreement to any customers. Such agreement will, among other things, require that the customer return the filter portion of the VSC System to VSC after use. RheoGenX hereby agrees and acknowledges that such used filters, and the contents thereof, will be owned by VSC. RheoGenX hereby assigns any and all right, title and interest that RheoGenX may have in and to such used filters and their contents to VSC. Once VSC has approved the form of such agreement in writing, RheoGenX will use such form of agreement for all sales of the Products to customers. Upon VSC's request, RheoGenX will permit VSC to examine and make copies of such executed agreements.

         3.18 Antioxidant Product. RheoGenX will not manufacture, produce, deliver, market or sell any antioxidant product other than the antioxidant product provided by VSC. In addition, RheoGenX will include a term in its product sale agreements with its customers that requires such customers (i) to recommend such antioxidant product to their patients and/or customers in connection with the treatment performed using the Products and (ii) to refrain from recommending any other antioxidant product in connection with the treatment performed using the Products.

         3.19 Records. RheoGenX shall maintain complete and accurate books and records pertaining to the performance of its duties hereunder. RheoGenX shall retain originals or copies of all correspondence, quotations, orders, customer agreements and other documents relating to its obligations (and the performance thereof), including but not limited to copies of all quotations and customer agreements made, negotiated, transmitted or in any way handled by RheoGenX regarding sale of the Products in the Territory under this Agreement, for a minimum of two (2) years following the termination of this Agreement. VSC or its authorized representative shall have the right, upon thirty (30) days notice to RheoGenX, to examine and make copies of such records, during normal business hours, not more than once per calendar quarter during the term of this Agreement and during the two (2) year period after the termination hereof.

         3.20 VSC Material. RheoGenX shall not use any VSC stationery, forms or printed material of any kind, for any purpose, except as may otherwise be provided herein, without obtaining in each instance VSC's prior written consent for such use.

         3.21 Problems. RheoGenX shall promptly notify VSC in writing in the event of any problems, complaints, recalls or inspections relating to the Products of which RheoGenX becomes aware.

         3.22 Recalls. In the event of a recall of the Products, RheoGenX shall be responsible for conducting the recall in accordance with all legal requirements and all requirements of the applicable governing health authority in such country, and for all costs and expenses related thereto.

         3.23 VSC's Assistance to RheoGenX. Upon request by RheoGenX, VSC shall provide RheoGenX, at VSC's facilities or such other location as is mutually agreed upon by the parties, with appropriate training related to the sales, marketing, design and technical support of the Products on a cost basis with such costs to be agreed upon in writing between the parties in advance of any such services being provided.

         3.24 Training; Technical Service. Subject to section 3.23, RheoGenX shall be responsible for all training of RheoGenX employees and agents and Third Parties relating to the Products. RheoGenX will also be responsible for all technical support services relating to the Products. RheoGenX will perform such training and technical support services in accordance with VSC's direction and requirements. RheoGenX will use only spare parts supplied by VSC for any such technical support services. RheoGenX will also perform maintenance and safety checks of the Products in accordance with VSC's direction and requirements.

         3.25 Supplier Reports. For the purpose of sales planning by VSC, RheoGenX shall submit to VSC, in writing, before the tenth (10th) day of each calendar quarter following the appointment under section 3.2 becoming effective, a report of RheoGenX's sales and inventory of the Products, including the level of inventory of the Products by article. RheoGenX also shall submit to VSC information in its possession with respect to competitors' state of marketing and general market information, relevant economic, political and business conditions in the Territory, and texts and summaries of governmental statutes, rules and regulations established or revised from time to time, affecting the marketing or sale of the Products in the Territory, upon VSC's request, which will only be made by VSC if and to the extent that VSC is requested by its supplier(s) to provide the foregoing.

                                   ARTICLE 4

                                 FINANCIAL TERMS

         4.1 Payment. RheoGenX will pay to VSC the Transfer Price for each Product supplied by VSC, as set forth on VSC's invoice. VSC will invoice RheoGenX for the amounts due in accordance with VSC's current and reasonable practices. RheoGenX will pay all such invoiced amounts within twenty (20) days after the date of VSC's invoice. Notwithstanding the foregoing, in the event that VSC is required to pay its supplier(s) sooner than twenty (20) days after the date of any invoice, VSC will notify RheoGenX of same and RheoGenX will pay such amounts to VSC by such earlier date.

         4.2 Taxes. RheoGenX shall pay all federal, state, county or municipal sales or use tax, excise or similar charge, or other tax assessment (other than that assessed against income), assessed or charged on the sale of the Products sold pursuant to this Agreement.

         4.3 Payment Method. All payments by RheoGenX to VSC under this Agreement shall be paid in United States dollars, and all such payments shall be originated from a North American bank located in North America and made by check or by bank wire transfer in immediately available funds to such account as VSC shall designate before such payment is due.

         4.4 Product Deletions. RheoGenX shall not be entitled to receive any compensation upon VSC's deletion of one or more Products from the Products described on Exhibit A ("The Products"), nor shall RheoGenX be entitled to receive any compensation if VSC should for any reason withdraw any given Product from the market.

                                   ARTICLE 5

                                    WARRANTY

         5.1 Warranty. VSC will provide to RheoGenX the same warranty with respect to each Product as VSC's applicable supplier provides to VSC for such Product.

         5.2 Disclaimer. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN SECTION 5.1 ("WARRANTY") ABOVE, VSC MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE PRODUCTS OR THE VSC SYSTEM, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NONINFRINGEMENT OF THE PATENT RIGHTS OR OTHER INTELLECTUAL PROPERTY RIGHTS OF ANY OTHER PERSON.

         5.3 No Warranties by RheoGenX. RheoGenX shall not make any representations or warranties relating to the Products to its customers other than those set forth in this Article 5 ("Warranty").

                                   ARTICLE 6

                               REGULATORY APPROVAL

         6.1 Regulatory Approval. VSC shall be responsible, at its own cost and expense, for conducting all applicable clinical trials for the Products in each country of the Territory. VSC is and shall be the sole owner of any and all data obtained through or for such clinical trials and all activities related thereto; provided, that RheoGenX shall have the right to use such data as reasonably necessary for RheoGenX's performance of its obligations hereunder. VSC shall be responsible, at its own cost and expense, for obtaining and maintaining all applicable Regulatory Approvals and validations for the promotion, marketing, sales and use of the Products and all components thereof in the Field in each country of the Territory. At the reasonable request of

RheoGenX, VSC will use commercially reasonable efforts to amend any applicable Regulatory Approvals if necessary for RheoGenX to be able to carry out its obligations under this Agreement.

         6.2 Medical Service Reporting. RheoGenX will fully cooperate with VSC in VSC's compliance with all applicable laws and regulations with respect to the clinical trials and Regulatory Approvals, and will comply with all applicable laws and regulations with respect to marketing, promotion, solicitation of orders for and sales of the Products. Without limiting any other provision in this Agreement, RheoGenX shall comply with, and shall fully cooperate with VSC in VSC's compliance with, all applicable medical device reporting regulations of the applicable governing health authorities of the countries of the Territory.

         6.3 Medical Insurance Reimbursement. VSC shall be responsible for obtaining and maintaining public and private medical insurance reimbursement availability for all Products in the Field, and the treatment by the Products in the Field, in each country in the Territory and obtaining and maintaining prospective payment codes as applicable for the treatment by the Products in the Field in each country in the Territory.

                                   ARTICLE 7

                             LIMITATION OF LIABILITY

         IN NO EVENT SHALL VSC HAVE ANY LIABILITY TO RheoGenX OR ANY OTHER PARTY FOR ANY AMOUNTS IN EXCESS OF THE AGGREGATE AMOUNT OF THE TRANSFER PRICES ACTUALLY RECEIVED BY VSC UNDER THIS AGREEMENT, NOR FOR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING, WITHOUT LIMITATION, LOST PROFITS OR PROSPECTIVE PROFITS, LOSS OF ACTUAL OR ANTICIPATED SALES, OR EXPENDITURES, INVESTMENTS OR COMMITMENTS MADE IN CONNECTION WITH THE ESTABLISHMENT, DEVELOPMENT OR MAINTENANCE OF THE RELATIONSHIP CREATED BY THIS AGREEMENT OR ANY OTHER COMMERCIAL OR ECONOMIC LOSS OF ANY KIND OR NATURE, EVEN IF VSC HAS BEEN ADVISED OF THE POSSIBILITY OF THE SAME, ARISING OUT OF OR IN CONNECTION WITH THE PRODUCTS OR THE VSC SYSTEM OR OTHERWISE RELATING TO THIS AGREEMENT.

                                   ARTICLE 8

                               PROPRIETARY RIGHTS

         8.1 Proprietary Rights. Ownership and all right, title and interest in and to any patents, copyrights, trade secrets, trademarks, trade names, service marks or any other proprietary rights relating to any Product(s) and the VSC System are and shall remain solely in VSC (or its suppliers). RheoGenX will promptly inform VSC of any alleged infringement of such proprietary rights. RheoGenX shall not, either directly or indirectly, contest nor assist others in contesting the validity of any such intellectual property rights. VSC shall be entitled to terminate this Agreement immediately upon written notice to RheoGenX if RheoGenX violates any of the foregoing obligations. RheoGenX shall not acquire any rights in or to the Products or the VSC System, or any intellectual property rights thereto, by execution of this Agreement or performance hereunder or otherwise.

         8.2 Trademarks. RheoGenX shall use the trademark(s), service mark(s) and trade name(s) designated by VSC in writing from time to time (collectively, the "Trademarks"), in promoting and soliciting orders for and selling the Products, shall not remove or alter any Trademarks on any Products and shall not use any other trademarks or other marks in connection with such activities without the prior written consent of VSC. Upon the appointment under section 3.2 becoming effective, VSC hereby grants to RheoGenX a nonexclusive, nontransferable, limited license to use the Trademarks in the performance of RheoGenX's obligations under this Agreement. RheoGenX acknowledges that, as between VSC and RheoGenX, VSC (or its suppliers) is the owner of all right, title and interest in and to the Trademarks and any form or embodiment thereof and is the owner of the goodwill attached or which shall become attached to the Trademarks. All uses of the Trademarks by RheoGenX shall inure to the benefit of VSC (or its suppliers). RheoGenX shall not, at any time, do or suffer to be done any act or thing which may in any way adversely affect any rights of VSC (or its suppliers) in and to the Trademarks or which, directly or indirectly, may reduce the value of the Trademarks or detract from VSC's (or its suppliers') reputation. Should VSC notify RheoGenX in writing that RheoGenX's use of the Trademarks does not conform to standards set by VSC, RheoGenX shall immediately cease such nonconforming use and shall bring such use into conformance and provide VSC with specimens of such conforming use within five (5) days of receipt of VSC's notice. At VSC's request, RheoGenX shall execute any documents, including without limitation, registration documents or other agreements, reasonably required by VSC to confirm VSC's (or its suppliers') ownership of all rights in and to the Trademarks in the Territory and to confirm the rights of VSC (or its suppliers) under this Agreement. In the event that VSC desires to change any Trademark, RheoGenX will cooperate with VSC's instructions in making any such changes. RheoGenX shall not challenge, at any time, VSC's (or its suppliers') ownership or the validity of the Trademarks or any registrations or applications for registration thereof, or any rights of VSC (or its suppliers) therein. RheoGenX shall not apply for or acquire the registration of any Trademark. Should RheoGenX have any Trademark registered in its name or name of any other person, RheoGenX agrees that VSC (or its suppliers) shall have the right to have the registration canceled or transferred to VSC (or its supplier, as applicable).

         8.3 Infringement. In the event that RheoGenX learns of any infringement of a Trademark or of any use by any person of any mark similar to a Trademark, RheoGenX will promptly notify VSC thereof. VSC (or its suppliers) thereupon shall take such action as they deem advisable for the protection of their rights in and to the Trademark and, if requested to do so by VSC, RheoGenX shall cooperate with VSC (and its suppliers) in all respects at VSC's sole expense. In no event, however, shall VSC be required to take any action if it deems it inadvisable to do so and RheoGenX shall have no right to take any action with respect to the Trademark without VSC's prior written approval.

         8.4 Termination of Trademark Use. Upon the termination or expiration of this Agreement, RheoGenX shall immediately cease and desist any and all use of any Trademarks and all trade names, words or symbols of any nature indicating, explicitly or implicitly, that it is an authorized VSC representative, except as otherwise specifically authorized by VSC in writing.

         8.5 Third Party Rights. The parties acknowledge and agree that VSC has obtained or may obtain certain rights and licenses from Third Parties, including without limitation, it suppliers and licensors, and all rights and licenses granted to RheoGenX pursuant to this Agreement are subject to the rights of such Third Parties and the terms and conditions of the agreements between VSC and such Third Parties, and the licenses and rights granted by VSC in this Agreement are granted to the extent and only to the extent that VSC has the right to grant such licenses and rights. The parties further acknowledge and agree that VSC is bound by the terms and conditions of certain agreements with its suppliers relating to the Products. In order to effectuate the foregoing, RheoGenX hereby agrees that, in the event that any provision(s) of this Agreement would cause or result in a violation, breach or default of any such supplier agreement, RheoGenX will cooperate with VSC to do any and all things necessary and reasonably requested by VSC in order to prevent (or remedy, if prevention is impossible) such violation, default or breach, including without limitation, reforming the Agreement as necessary to prevent (or remedy) such violation, default or breach. Further, the parties agree that any provision(s) of this Agreement that violate or cause a default or breach of such supplier agreements by VSC are void. In the event that any provision of this Agreement is invalidated pursuant to the preceding sentence, the parties will work together in good faith to replace such provision with a provision that does not cause any such violation, default or breach of any supplier agreement(s), and which is consistent with the intents and purposes of this Agreement.

                                   ARTICLE 9

                                   INDEMNITY

         9.1 Indemnity.

             9.1.1 By VSC. VSC shall indemnify and hold RheoGenX harmless, and hereby forever releases and discharges RheoGenX, from and against all losses, liabilities, damages and expenses (including reasonable attorneys' fees and costs) resulting from all claims, demands, actions and other proceedings by any Third Party to the extent arising from (a) the breach of any representation, warranty or covenant of VSC under this Agreement, or (b) the gross negligence or willful misconduct of VSC, its affiliates or (sub)licensees in the performance of its obligations, and its permitted activities, under this Agreement.

             9.1.2 By RheoGenX. RheoGenX shall indemnify and hold VSC harmless, and hereby forever releases and discharges VSC, from and against all losses, liabilities, damages and expenses (including reasonable attorneys' fees and costs) resulting from all claims, demands, actions and other proceedings by any Third Party to the extent arising from (a) the breach of any representation, warranty or covenant of RheoGenX under this Agreement, (b) the gross negligence or willful misconduct of RheoGenX, its affiliates or (sub)licensees in the performance of its obligations, and its permitted activities, under this Agreement, or (c) a Product (or the use thereof) sold to a customer pursuant to an order placed under this Agreement.

         9.2 Procedure. A party (the "Indemnitee") that intends to claim indemnification under this Article 9 ("Indemnity") shall promptly notify the other party (the "Indemnitor") of any claim, demand, action or other proceeding for which the Indemnitee intends to claim such indemnification. The Indemnitor shall have the right to participate in, and to the extent the

Indemnitor so desires jointly with any other indemnitor similarly noticed, to assume the defense thereof with counsel selected by the Indemnitor; provided, however, that the Indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnitor, if representation of the Indemnitee by the counsel retained by the Indemnitor would be inappropriate due to actual or potential differing interests between the Indemnitee and any other party represented by such counsel in such proceedings. The indemnity obligations under this Article 9 ("Indemnity") shall not apply to amounts paid in settlement of any claim, demand, action or other proceeding if such settlement is effected without the prior express written consent of the Indemnitor, which consent shall not be unreasonably withheld or delayed. The failure to deliver notice to the Indemnitor within a reasonable time after notice of any such claim or demand, or the commencement of any such action or other proceeding, if prejudicial to its ability to defend such claim, demand, action or other proceeding, shall relieve such Indemnitor of any liability to the Indemnitee under this Article 9 ("Indemnity") with respect thereto, but the omission so to deliver notice to the Indemnitor shall not relieve it of any liability that it may have to the Indemnitee otherwise than under this Article 9 ("Indemnity"). The Indemnitor may not settle or otherwise consent to an adverse judgment in any such claim, demand, action or other proceeding, that diminishes the rights or interests of the Indemnitee without the prior express written consent of the Indemnitee, which consent shall not be unreasonably withheld or delayed. The Indemnitee, its employees and agents, shall reasonably cooperate with the Indemnitor and its legal representatives in the investigation of any claim, demand, action or other proceeding covered by this Article 9 ("Indemnity").

         9.3 Insurance. Each party hereto shall maintain such insurance with respect to such party's performance of its obligations hereunder of such types and in such amounts as such party customarily maintains with respect to such activities. In addition, RheoGenX shall maintain product liability insurance with respect to the Products in such amounts as VSC shall specify and for the benefit of VSC and its suppliers. RheoGenX shall deliver a certificate of such insurance to VSC immediately upon VSC's request. To the extent required by VSC's suppliers, VSC shall maintain product liability insurance with respect to the Products in such amounts as are required by VSC's suppliers for the benefit of VSC's suppliers. VSC shall deliver a certificate of such insurance to its suppliers immediately upon such supplier's request. Each party hereto shall maintain such insurance during the term of this Agreement, and thereafter for so long as the parties shall mutually agree in writing.

                                   ARTICLE 10

                                CONFIDENTIALITY

         10.1 Confidential Information. During the term of this Agreement and any renewal hereof, and for a period of five (5) years following the expiration or earlier termination thereof or ten (10) years after the effective date of this Agreement, whichever is longer, each party shall maintain in confidence all Confidential Information disclosed by the other party, and shall not use, disclose or grant the use of the Confidential Information except on a need-to-know basis to those directors, officers, employees, consultants, clinical investigators, contractors, (sub)licensees, distributors or permitted assignees, to the extent such disclosure is reasonably necessary in connection with such party's activities as expressly authorized by this Agreement. To the extent that disclosure is authorized by this Agreement, prior to disclosure, each party hereto shall obtain agreement of any such Person to hold in confidence and not make use of the Confidential Information for any purpose other than those permitted by this Agreement. Each party shall notify the other promptly upon discovery of any unauthorized use or disclosure of the other party's Confidential Information.

         10.2 Terms of this Agreement. Except as otherwise provided in Section
10.1 ("Confidential Information") above, neither party shall disclose any terms or conditions of this Agreement to any Third Party without the prior consent of the other party. Notwithstanding the foregoing, prior to execution of this Agreement, the parties shall agree upon the substance of information that can be used to describe the terms of this transaction, and each party may disclose such information, as modified by mutual agreement from time to time, without the other party's consent.

         10.3 Permitted Disclosures. The confidentiality obligations contained in this Article 10 ("Confidentiality") shall not apply to the extent that the receiving party (the "Recipient") is required to disclose information by law, order or regulation of a governmental agency or a court of competent jurisdiction provided that the Recipient shall provide written notice thereof to the other party and sufficient opportunity to object to any such disclosure or to request confidential treatment thereof.

                                   ARTICLE 11

                              TERM AND TERMINATION

         11.1 Expiration. The term of this Agreement shall commence on the Effective Date and, unless terminated earlier pursuant to Section 11.2 ("Termination for Cause") below or Section 8.1 ("Proprietary Rights") above, this Agreement shall automatically terminate on the effective date of the earlier of (i) the termination of the Distributorship Agreement (the "Distributorship Agreement") between VSC and Asahi Medical Co., Ltd. ("Asahi"), dated December 31, 2001 (as such Distributorship Agreement may be amended or replaced by VSC and Asahi from time to time), or (ii) the termination of the license agreement between VSC and RheoGenX dated as of the date hereof.

         11.2 Termination for Cause. Either party may terminate this Agreement upon or after the breach of any material provision of this Agreement by the other party, if the breaching party has not cured such breach within twenty (20) days after notice thereof from the other party. Without limiting the foregoing, a violation by RheoGenX of the terms of Section 3.5 ("Limitations on Activities") shall be deemed a breach of a material provision of this Agreement.

         11.3 Post-Termination Orders. VSC's acceptance of any order after the expiration or termination of this Agreement shall not be construed as a renewal or extension of this Agreement, or as a waiver of the right to terminate or of any other matter or right. VSC shall have the right after the termination of this Agreement to deal with, and solicit orders from, any and all Persons, including customers or potential customers, who dealt with or placed orders through RheoGenX, without any liability of any kind to RheoGenX, except as expressly provided herein.

         11.4 Effect of Expiration and Termination. Expiration or termination of this Agreement shall not relieve the parties of any obligation accruing prior to such expiration or termination. Upon expiration or termination of this Agreement, RheoGenX will cease all marketing of and solicitation of orders for the Products and will immediately return to VSC all Confidential Information or other VSC documentation and all samples of Products or other items related thereto in its possession. The provisions of Sections 3.18 ("Records"), 3.22 ("Recalls"), and 12.1 ("Further Assurances"), and Articles 4 ("Financial Terms"), 5 ("Warranty"), 7 ("Limitation of Liability"), 8 ("Proprietary Rights"), 9 ("Indemnity"), 10 ("Confidentiality") and 11 ("Term and Termination") shall survive the expiration or termination of this Agreement.

                                   ARTICLE 12

                                 MISCELLANEOUS

         12.1 Further Assurances. Each party hereto agrees to cooperate fully with the other party, to execute such further instruments, documents and agreements and to do all such acts and things as may be reasonably requested by the other party in order to effectuate the intents and purposes of this Agreement, including without limitation, such steps as are required to effectuate the terms of this Agreement in accordance with relevant regulatory requirements.

         12.2 Notices. Any consent, notice or report required or permitted to be given or made under this Agreement by one of the parties to the other shall be in writing and addressed to such other party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the addressor, and shall be effective upon receipt by the addressee.

         If to VSC:             Vascular Sciences Corporation
                                5280 Solar Drive, Suite 300
                                Mississauga, Ontario, L4W 5M8
                                Attn: Elias Vamvakas

         If to RheoGenX:        RheoGenX Biosciences Corporation
                                4522 Cheval Blvd.
                                Lutz, FL 33558
                                Attn:  Richard Davis, M.D.
                                Telephone:
                                Telecopy:

         12.3 Assignment. Except as otherwise expressly provided under this Agreement neither this Agreement nor any right or obligation hereunder may be assigned or otherwise transferred by RheoGenX (whether voluntarily, by operation of law or otherwise). Any permitted assignee shall assume all obligations of its assignor under this Agreement. Any purported assignment or transfer in violation of this Section 12.3 ("Assignment") shall be void.

         12.4 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law principles thereof.

         12.5 Entire Agreement. This Agreement and the Exhibits hereto contain the entire understanding of the parties with respect to the subject matter hereof. All express or implied representations, agreements and understandings, either oral or written, heretofore made are expressly superseded by this Agreement. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by both parties.

         12.6 Headings. The captions to the several Articles and Sections hereof are not a part of this Agreement, but are merely guides or labels to assist in locating and reading the several Articles and Sections hereof.

         12.7 Independent Contractors. Each party hereby acknowledges that the parties shall be independent contractors and that the relationship between the parties shall not constitute a partnership, joint venture or agency. Neither party shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other party, without the prior consent of the other party to do so.

         12.8 Waiver. The waiver by a party of any right hereunder, or of any failure to perform or breach by the other party hereunder, shall not be deemed a waiver of any other right hereunder or of any other breach or failure by the other party hereunder whether of a similar nature or otherwise.

         12.9 Force Majeure. A party shall neither be held liable or responsible to the other party, nor be deemed to have defaulted under or breached this Agreement, for failure or delay in fulfilling or performing any obligation under this Agreement (other than an obligation for the payment of money) to the extent, and for so long as, such failure or delay is caused by or results from causes beyond the reasonable control of such party including but not limited to fire, floods, embargoes, war, acts of war (whether war be declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, acts of God, or acts, omissions or delays in acting by any governmental authority or the other party.

         12.10 Other Activities. Except as otherwise expressly provided in this Agreement, nothing in this Agreement shall preclude either party from conducting other programs (either for its own benefit or with or for the benefit of any other Person) to conduct research, or to develop or commercialize products or services, for use in any field.

         12.11 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         12.12 Severability. In the event that any provision of this Agreement shall be unenforceable or invalid under any applicable law or be so held by applicable court decision, such unenforceability or invalidity shall not render this Agreement unenforceable or invalid as a whole, and, in such event, such provision shall be changed and interpreted so as to best accomplish the objectives of such provisions within the limits of applicable law or applicable court decisions.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.



                                           RHEOGENX BIOSCIENCES CORPORATION


                                           By:    /s/ Richard C. Davis
                                           Name:  Richard C. Davis
                                           Title: Chairman, President and C.E.O.


                                           VASCULAR SCIENCES CORPORATION


                                           By:    /s/ Elias Vamvakas
                                           Name:  Elias Vamvakas
                                           Title: Director

                                    Exhibit A

                                  THE PRODUCTS


1.       The Products:

         Rheofilter AR 2000 (currently manufactured and supplied by Asahi Medical Co., Ltd.)

         Plasmaflo OP-05 W (currently manufactured and supplied by Asahi Medical Co., Ltd.)

         OctoNova Apheresis Pump (currently manufactured and supplied by Mesys
         GMBH)






2.       The Territory:

         United States

         Canada

         Mexico